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Exhibit 23.


                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in the prospectuses constituting part of the Registration Statements listed below of our reports dated February 9, 1999, relating to the Consolidated Financial Statements of USX Corporation, the Financial Statements of the Marathon Group and the Financial Statements of the U. S. Steel Group, appearing on pages U-1, M-1 and S-1 respectively, of this Form 10-K:

On Form S-3:             Relating to:

  File No.  33-34703     Marathon Group Dividend Reinvestment Plan
            33-43719     U. S. Steel Group Dividend Reinvestment Plan
            33-57997     Marathon Group Dividend Reinvestment Plan
            33-60172     U. S. Steel Group Dividend Reinvestment Plan
           333-56867     USX Corporation Debt Securities, Preferred
                         Stock and Common Stock



On Form S-8:             Relating to:

  File No.   33-6248     1986 Stock Option Plan
             33-41864    1990 Stock Plan
             33-54333    Parity Investment Bonus
             33-60667    Parity Investment Bonus
             33-56828    Marathon Oil Company Thrift Plan
             33-52917    Savings Fund Plan
            333-00429    Savings Fund Plan
            333-29699    1990 Stock Plan
            333-29709    Marathon Oil Company Thrift Plan
            333-52751    1990 Stock Plan



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March 8, 1999